Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2026, relating to the financial statements of EQV Resources LLC, which are contained in the Prospectus and Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

 WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

March 16, 2026